Exhibit 31.4

Certification

I, Jeffrey V. Zellmer, the principal financial officer of Silicon Graphics, Inc., certify that:

1)             I have reviewed this Annual Report on Form 10-K/A of Silicon Graphics, Inc.

2)             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Jeffery V. Zellmer
Jeffrey V. Zellmer
Senior Vice President and Chief Financial Officer

Dated: October 27, 2003